Registration No. 333-50481

As filed with the Securities and Exchange Commission on May 28, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM  S-3 ON FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

____________________

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	93-0945003
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

585 West 500 South

Bountiful, UT 84010
(801) 298-3360

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

____________________

Jeffery M. Soinski

President and Chief Executive Officer

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

585 West 500 South

Bountiful, Utah 84010

(801) 298-3360

(Name, address and telephone number,

including area code, of agent for service of process)

____________________

Copies to:

Nolan S. Taylor, Esq. Dorsey & Whitney LLP 136 South Main Street, Suite 1000 Salt Lake City, Utah 84101 (801) 933-7360

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold as of the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer      ☐                                               Accelerated filer  ☐

Non-accelerated filer        ☐                                               Smaller reporting company  ☒

RECENT EVENTS: DEREGISTRATION

This post-effective amendment deregisters all shares of our common stock, par value $0.02 per share, registered for resale under our registration statement on Form S-3 (File No. 333-50481) that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bountiful, State of Utah, on May 28, 2008.

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

By:	/s/ Jeffrey M. Soinski

Jeffrey M. Soinski

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jeffrey M. Soinski Jeffrey M. Soinski	President and Chief Executive Officer and Director (Principal Executive Officer)	May 28, 2008
/s/ David A. Green David A. Green	Chief Financial Officer (Principal Financial and Accounting Officer)	May 28, 2008
/s/ Guy J. Jordan Guy J. Jordan	Chairman of the Board of Director	May 28, 2008
/s/ David W. Jahns David W. Jahns	Director	May 23, 2008
/s/Stuart A. Randle Stuart A. Randle	Director	May 23, 2008
/s/ Stephen I. Shapiro Stephen I. Shapiro	Director	May 28, 2008
/s/ Robert R. Walker Robert R. Walker	Director	May 28, 2008
/s/ Vincent J. Papa Vincent J. Papa	Director	May 27, 2008
/s/ Ralph Balzano Ralph Balzano	Director	May 28, 2008